UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                                  Quipp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
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     1) Title of each class of securities to which transaction applies:


     ___________________________________________________________________________


     2)   Aggregate number of securities to which transaction applies:



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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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


                                   QUIPP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Quipp, Inc.:

         The 2000 annual meeting of shareholders of Quipp, Inc. will be held at its corporate offices at 4800 N.W. 157 Street, Miami, Florida on May 2, 2000 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

          (1) To elect two members of the Board of Directors to serve until the 2003 Annual Meeting;

          (2) To ratify the appointment of KMPG LLP as independent public accountants to examine Quipp's financial statements for 2000; and

          (3) To transact such other business as may properly be presented at the annual meeting or any adjournments thereof.

         Holders of Quipp's common stock of record at the close of business on March 22, 2000 are entitled to receive this notice and to vote at the meeting and any adjournment.

         Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.

Miami, Florida                              By Order of the Board of Directors
April 4, 2000
                                            Alan Singer,
                                            Secretary

                                   QUIPP, INC.
                              4800 N.W. 157 STREET
                            MIAMI, FLORIDA 33014-6434

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies from the holders of Quipp common stock by the Board of Directors for use at the 2000 annual meeting. This proxy statement and accompanying form of proxy are first being mailed to our shareholders on or about April 4, 2000.

Time and Place; Purpose

         The annual meeting will be held at Quipp's corporate offices, 4800 N.W. 157 Street, Miami, Florida, on May 2, 2000, starting at 10:00 a.m., Eastern Daylight Time. At the meeting, you will be asked to vote upon (1) the election of two directors to serve until the 2003 annual meeting; (2) a proposal to ratify the appointment of KPMG LLP as independent public accountants to examine Quipp's financial statements for 2000; and (3) such other matters as may properly come before the meeting.

Voting Rights; Votes Required for Approval

         The Board of Directors has fixed the close of business on March 22, 2000 as the record date for the meeting. Only holders of record of shares of Quipp common stock on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 1,887,184 shares of Quipp common stock outstanding and entitled to vote at the meeting.

         Each holder of record, as of the record date, of Quipp common stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Quipp common stock entitled to vote is necessary to constitute a quorum at the meeting. Directors are elected by a plurality of votes cast (in other words, the nominees with the highest number of votes are elected). Generally, under Florida law, action on a matter, other than the election of directors, is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, a properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate number of shares represented and entitled to vote at the meeting, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in vote totals, but will be counted for purposes of determining whether there is a quorum at the meeting.

         All shares of Quipp common stock represented by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed and timely returned proxy, the persons named in the proxy will vote the shares FOR election of the two nominees of the Board of Directors and the ratification of the appointment of KPMG LLP. If you decide to attend the meeting, you can vote your shares in person, even if you have already returned your proxy.

         The Board of Directors is not currently aware of any business to be acted upon at the meeting other than as described in this proxy statement. If, however, other matters are properly brought before the meeting, or any adjournments or postponements of the meeting, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

         You may revoke your proxy at any time prior to its use by delivering or mailing in sufficient time to be received prior to the meeting a signed notice of revocation or a later-dated signed proxy to the Secretary of Quipp, at the address listed on the notice of annual meeting of shareholders, or by attending the meeting and voting in person. Attendance at the meeting will not in itself constitute the revocation of a proxy.

         Quipp will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and Quipp will, upon request, reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the meeting, Quipp may request, in person, by telephone or telecopy, the return of proxy cards. Such solicitation may be made by Quipp's directors, officers or regular employees. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxies without delay.

Securities Ownership of Certain Beneficial Owners and Management

         The following table set forth certain information concerning ownership of the Quipp common stock as of March 22, 2000 (unless otherwise noted) by (a) each shareholder known to Quipp to beneficially own more than five percent of the common stock, (b) each director and each nominee for election as a director of Quipp, (c) each executive officer of Quipp named in the Summary Compensation Table under "Executive Compensation" and (d) all directors and executive officers of Quipp as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person's family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person's name.

                                                         Number of Shares                Percent of
  Name of Beneficial Owner                              Beneficially Owned          Outstanding Shares(1)
  ------------------------------------------------    -----------------------     --------------------------
  Ralph M. Branca(2) .............................             40,476                        2.1%
  Richard H. Campbell(3) .........................             16,411                         *
  Cristina H. Kepner(4) ..........................             26,189                        1.4%
  Louis D. Kipp(5) ...............................             83,489                        4.4%
  Anthony P. Peri(6) .............................             22,882                        1.2%
  William L. Rose(3)..............................             15,000                         *
  Jeffrey S. Barocas(7) ..........................             20,025                        1.1%
  Christer A. Sjogren(8) .........................             29,025                        1.5%
  Kenneth G. Langone(9) ..........................            176,048                        9.3%
  John L. Morgan(10) .............................            328,100                       17.4%
  Summit Capital Management, LLC (11) ............            228,780                       12.1%
  All directors and executive officers
    as a group(12) ...............................            253,497                       12.9%

-----------
*Less than 1%

(1) Applicable percentage of ownership is based on 1,887,184 shares of common stock outstanding on March 20, 2000. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 22, 2000 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Includes 13,000 shares underlying options that are currently exercisable.

(3)  Includes 5,000 shares underlying options that are currently exercisable.

(4) Includes 10,000 shares underlying currently exercisable options. Does not include shares held by Invemed Associates, Inc. (see Note 9). Ms. Kepner is Executive Vice President of Invemed Associates, Inc.

(5) The address of Mr. Kipp is Quipp, Inc., 4800 N.W. 157 Street, Miami, Florida 33014-6434. Includes 5,000 shares underlying options that are currently exercisable.

(6) Includes 16,625 shares underlying options that are exercisable within 60 days of March 22, 2000.

(7) Includes 9,000 shares underlying options that are exercisable currently or within 60 days of March 22, 2000.

(8) Includes 9,000 shares underlying options that are exercisable currently or within 60 days of March 22, 2000.

(9) Includes 74,948 shares held by Invemed Associates, Inc. Mr. Langone is the Chairman of the Board and President of Invemed Associates, Inc. and principal owner of its corporate parent. The address of Mr. Langone is Invemed Associates, Inc., 375 Park Avenue, New York, New York 10152.

(10) Mr. Morgan has shared beneficial ownership with regard to all 328,100 shares, including 155,000 shares as to which beneficial ownership is shared with Rush River Group, LLC, a Minnesota limited liability company, the members of which are Mr. Morgan, Kirk A. MacKenzie and Jack A. Norqual. Messrs. MacKenzie and Norqual have also claimed shared beneficial ownership as to the 155,000 shares. The beneficial ownership of Mr. Morgan also includes 173,100 shares held by Farnam Street Partners, L.P., a Minnesota limited partnership of which Mr. Morgan is the general partner. The address of Messrs. Morgan, MacKenzie, Norqual and Rush River Group, LLC is 10400 Viking Drive, Suite 160, Eden Prairie, Minnesota 55344. The address of Farnam Street Partners, L.P. is U.S. Bank Place, Suite 4930, Minneapolis, Minnesota 55402. The information in this note is derived from Amendment No. 1 to Schedule 13D, dated September 30, 1999, filed by Messrs. Morgan, MacKenzie and Norqual and Rush River Group, LLC, Amendment No. 2 to
     Schedule 13G, dated January 25, 2000, filed by Farnam Street Partners, L.P., and a Form 4 for the month of December 1999 filed by Mr. Morgan.

(11) Beneficial ownership of these shares shared between Summit Capital Management, LLC and John C. Rudolf. The address of Summit Capital Management, LLC and Mr. Rudolf is 601 Union Street, Suite 3900, Seattle, Washington 98101. The information in this note is derived from Amendment No. 2 to Schedule 13G, dated February 11, 2000, filed by Summit Capital Management, LLC, Summit Capital Partners LP and Mr. Rudolf.

(12) Includes 72,625 shares underlying options that are exercisable currently or within 60 days of March 22, 2000.

                              ELECTION OF DIRECTORS

Nominees for Election

         At the Meeting, two directors are to be elected. The Board of Directors is divided into three classes, whose terms expire at successive annual meetings. The two Directors to be elected at the meeting will be elected to serve for a three year term expiring at Quipp's annual meeting in the year 2003.

         The persons named in the enclosed proxy intend to vote the proxy for the election of each of the two nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected or qualified, or until the earliest of his or her death, resignation or retirement.

         The Board of Directors believes that all the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

         Set forth below is certain information concerning the nominees for election as directors and those directors whose terms will continue following the meeting:

Name                                           Age          Position with the Company
---------------------------                    ---          -------------------------
Nominees for Election to Serve Until the 2003 Annual Meeting of Shareholders

Ralph M. Branca                                 64          Director
Louis D. Kipp                                   68          Director

Directors Whose Terms Will Expire at the 2001 Annual Meeting of Shareholders

Richard H. Campbell                             63          Chairman of the Board
Cristina H. Kepner                              53          Director

Directors Whose Terms Will Expire at the 2002 Annual Meeting of Shareholders

Anthony P. Peri                                 57          President, Chief Executive Officer and Director
William L. Rose                                 74          Director


         Mr. Branca has been a director of Quipp since July 1991. He was President and Chief Executive Officer of Quipp from May 1995 to April 1998. He has also been President of RMB Associates, a business consulting firm that he owns, since November 1989. Prior to November 1989, he was employed by Emhart Corporation, where he held numerous positions, the most recent of which was Corporate Vice President of Operations.

         Mr. Kipp, a founder of Quipp, was President of Quipp Systems, Inc. from July 1987 until April 1998. He has been a director of Quipp since July 1995. He also served previously as a director of Quipp from August 1983 to January 1995. Mr. Kipp was President of Quipp from August 1983 to July 1987.

Mr. Campbell has been a director of Quipp since May 1996 and Chairman of the Board since February 2000. He has been president of Seacoast Consulting, a private business consulting firm, since August 1994. Mr. Campbell was Group Vice President of the Commercial and Outdoor Products Group of Textron, Inc. from March 1992 to August 1994. From 1989 to March 1992, he was Group Vice President of Black and Decker Corporation and also served as President of that company's Hardware and Home Improvement Group. Prior to that time, he was Executive Vice President of Emhart Corporation and President of that company's Consumer Sector Group until the company was acquired by Black and Decker Corporation.

         Ms. Kepner has been a director of Quipp since January 1995. She has been Executive Vice President of Invemed Associates, Inc., an investment banking firm, since February 1978. Ms. Kepner is also a director of NeoPath, Inc.

         Mr. Peri has been President and Chief Executive Officer of Quipp and President of Quipp Systems, Inc., Quipp's operating subsidiary, since April 1998. From May 1997 to March 1998, Mr. Peri was President and Chief Operating Officer of CText Inc., a pre-press systems supplier to the newspaper industry. From August 1986 to May 1997, he served in various capacities at Harris Publishing Systems Corporation, the most recent of which was Vice President and General Manager, with responsibility for the Company's software and systems integration business.

         Mr. Rose has been a director of Quipp since it commenced operations in August 1983. From July 1982 to June 1991, he was President and Chairman of the Board of Technit, Inc., a supplier of EMI shielding for the electronics industry. Since 1991, he has remained a director of Technit, Inc.

Meetings and Committees of the Board of Directors.

         The Board of Directors held eight meetings during 1999. The Board has an Audit Committee and a Compensation and Nominating Committee.

         The Audit Committee is currently comprised of Messrs. Rose (Chairman) and Campbell and Ms. Kepner. The principal functions of the Committee are to recommend to the Board of Directors the engagement of the independent auditors and to review with the auditors the plan and results of the audit engagement and evaluation of the adequacy of Quipp's system of internal accounting controls. The Audit Committee met one time during 1999.

         The Compensation and Nominating Committee is currently comprised of Messrs. Campbell (Chairman), Rose and Ms. Kepner. The Committee approves the salary, bonus and other benefits of members of senior management, and administers certain of Quipp's benefit plans. In addition, the Committee recommends to the Board of Directors nominees for election to the Board of Directors and the compensation of the directors. The Committee will consider qualified candidates for election as directors suggested by shareholders that are submitted in writing to the Secretary of Quipp in accordance with procedures set forth in the bylaws. The Compensation and Nominating Committee met two times during 1999.

Compensation of Directors

         Quipp currently pays each non-employee director a fee of $1,200 for attendance at each meeting of the Board of Directors ($400 if the director participates by telephone) and $200 for each meeting of a Board committee.

         In addition, under Quipp's 1996 Equity Compensation Plan, each non-employee director received an annual grant of options to purchase 5,000 shares (which generally are granted immediately after the election of directors at the annual meeting of shareholders). The exercise price per share of the options was equal to the fair market value of a share of Quipp common stock on the date of grant.

                      REPORT OF COMPENSATION AND NOMINATING
                       COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation and Nominating Committee follows two basic principles in setting the compensation for Quipp's executive officers. First, annual compensation should, to a meaningful extent, reflect the financial performance of the Company. Second, incentives should be provided that will tie long-term rewards for the executive officers to increases in shareholder value. The Committee attempts to effect this policy through three components of compensation: salary, bonuses and stock options.

         Salary determinations have not been based upon any specific criteria, but do include consideration of the local and industry market. Accordingly, the Committee is confident that, as compared to most other public companies, the salaries paid to its executive officers are modest. Mr. Peri's base salary was set through negotiations relating to his employment by Quipp.

         Bonuses are paid under the Quipp, Inc. Management Incentive Compensation Plan. Under that plan, an incentive pool, based on a percentage of Quipp's operating income, is made available for awards to Quipp's executive officers. A target award is determined for each participant, including Quipp's executive officers. The actual award is made based on three different criteria:
(1) 60 percent of the award is based upon the Company's operating income for the year; (2) 25 percent of the award is based on the achievement of specific personal objectives by the participant; and (3) 15 percent of the award is based on the achievement by the Company of budgeted orders for the year. The portion of the award relating to the achievement of orders may be increased to the extent that actual orders exceed budgeted orders, thereby further rewarding achievement of Company growth. For 1999, the Company achieved its budgeted operating income, so the entire portion of the award relating to operating income was paid to each participant. With regard to orders, the Company exceeded its budgeted orders by approximately 15 percent, and payment for that portion of the award was made accordingly. Payments regarding personal objectives varied among participants. For the executive officers other than Mr. Peri, such objectives included achievement of milestones in the development of new products, successful installations of large systems, identification of a potential acquisition candidate and improvements to certain accounting systems. In the case of Mr. Peri, the operating income and orders portions of his award were based on the same achievement criteria as was applied to other participants. With regard to individual objectives, the Committee evaluated overall Company performance against the annual budget plan. Specifically, the Committee considered that the Company achieved record sales and earnings in 1999, developed two new products and established an enhanced sales presence in Latin America. In the case of four participants, including Mr. Peri and one other executive officer, the Committee felt it appropriate to award each an additional $4,000 in light of their individual contributions to the excellent performance of the Company during 1999.

         The stock option component of the executive officers' compensation is designed to provide incentives for the enhancement of shareholder value, since the full benefit of stock option grants typically is not realized unless there has been appreciation in share values over several years. Options have been granted to executive officers under the Quipp, Inc. 1996 Equity Compensation Plan at fair market value on the date of grant. As explained in more detail below, grant levels for most continuing employees during 1998 were equivalent to 1997 levels. The determination of the number of options to be granted to Quipp's executive officers was generally related to the participant's position and base salary level. In the case of Mr. Peri, the number of shares underlying options granted in 1999 were less than the number of shares underlying options granted in 1998. The decrease was based on the fact that the original grant served, in part, as an incentive for Mr. Peri to accept employment with Quipp.

         During 1999, Quipp paid a special dividend of $7.00 per share to its shareholders. Partly in consideration of the anti-dilution provisions relating to the stock options, the Committee determined to provide all employee participants who were granted options in 1998, other than Mr. Peri, options covering a number of shares equivalent to the number of shares underlying options granted in 1998. In addition, the Committee determined to provide additional awards to these participants, other than Mr. Peri, aggregating $49,438 per year for all participants from 1999 to 2002 subject, in years following 1999, to continued employment by the participants. The awards will be made in Quipp stock pursuant to the 1996 Equity Compensation Plan.

         During 1998, Mr. Peri was granted options in connection with the commencement of his employment at an exercise price, based on the then current fair market value, that was less than the exercise price of options granted later in the year to the other participants. Therefore, no adjustments were made to Mr. Peri's options in respect of the antidilution provisions of the options.

         As a result of past option grants and awards, only a limited number of shares remain available for grants or awards under the 1996 Equity Compensation Plan. Quipp has determined to reevaluate the compensation structure for all employees, including its executive officers, and has retained a consulting firm to provide an analysis and recommendations with respect to base salary, bonus levels and other forms of compensation.

         Certain provisions of the Internal Revenue Code provide generally that publicly held corporations may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million for the executive. It is not expected that these provisions will adversely affect Quipp based on its current compensatory structure. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future. In addition, Quipp's 1996 Equity Compensation Plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan regardless of whether such income, together with salary, bonus and other compensation, exceeds the limitation.

Richard H. Campbell, Chairman
Cristina H. Kepner
William L. Rose

                             EXECUTIVE COMPENSATION

Compensation Summary

         The following table sets forth certain information regarding compensation paid by Quipp with respect to Quipp's Chief Executive Officer and Quipp's two other executive officers.

                           SUMMARY COMPENSATION TABLE


                                                   Annual                               Long-term
                                               Compensation                            Compensation
                                        ---------------------------------------      -----------------
                                                                                            Awards
                                                                                     -----------------
                                                                                         Securities
      Name and                                                     Other Annual           Underlying            All Other
  Principal Position       Year         Salary         Bonus       Compensation           Options(#)        Compensation($)(1)
  ------------------       ----         ------         -----       -------------          ----------        ------------------
Anthony P. Peri (2)        1999         $135,000     $63,500             __                 26,500                $2,725
  President and            1998          $98,654     $47,090            --                  30,000                $ 831
Chief  Executive
  Officer

Jeffrey S. Barocas(2)      1999         $101,436     $41,414             __                 12,000                $4,143
  Chief  Financial         1998          $98,759     $40,687         $50,308(3)             12,000                $2,607
  Officer and
  Treasurer

Christer A. Sjogren(2)     1999         $103,216     $40,044             __                 12,000                $2,971
  Executive Vice           1998         $103,839     $42,040             __                 12,000                $2,077
  President of Quipp
  Systems, Inc.


---------------

(1) Constitutes amounts contributed by Quipp, for the benefit of the executive officer, to Quipp's Employee Savings and Investment Plan.

(2) Mr. Peri became Quipp's President and Chief Executive Officer in April 1998. Messrs. Barocas and Sjogren became "executive officers" of Quipp, as defined in SEC regulations, in 1998.

(3)  Constitutes moving expenses reimbursed by Quipp.

Stock Option Grants

         The following table presents information about the grant of stock options during the fiscal year ended December 31, 1999 to the executive officers of Quipp named on the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                             Number of
                               Shares            Percent of Total
                             Underlying         Options Granted to          Exercise
                               Options            Employees in               Price            Expiration         Grant Date
        Name                    Granted           Fiscal  Year              ($/Sh)(1)            Date             Value (2)
        ----                 -----------        ------------------        -------------      ------------       ------------
Anthony P. Peri               26,500(3)               24.1%                  $14.00            5/10/2004          $130,034
Jeffrey S. Barocas            12,000(3)               11.1%                  $14.00            5/10/2004          $ 58,883
Christer A. Sjogren           12,000(3)               11.1%                  $14.00            5/10/2004          $ 58,883


------------------
(1) The exercise price was based on the last sale price of Quipp's common stock reported on the Nasdaq National Market on the date of grant.

(2) These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes option pricing model. There are four underlying assumptions used in developing the grant valuations: an expected volatility of 27.63%; an expected term to exercise of five years for 1999 grants; interest rates equal to the U.S. Treasury Note rates in effect at the date of the grant (May 11, 1999 - 5.539%) for the expected term of the option; and an expected dividend yield of zero. The actual value, if any, an officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

(3) This option provides for vesting in equal increments on the first four anniversaries of the date of grant.

Stock Option Exercise and Holdings

         The following table presents information about stock option exercises and the number and value of options held at December 31, 1999 by the executive officers of Quipp who are named in the Summary Compensation Table.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                  Number of Shares                   Value of Unexercised
                                                               Underlying Unexercised                In-the-Money Options
                                                             Options at Fiscal Year-End              at Fiscal Year-End(1)
                                                           ------------------------------      -------------------------------

                            Shares
                          Acquired          Value
     Name                on Exercise       Realized        Exercisable      Unexercisable      Exercisable       Unexercisable
------------------     ---------------    ----------      -------------    ---------------    -------------     ---------------
Anthony P. Peri              10,000       $ 49,500 (2)         --              46,500              --               $744,000
Jeffrey S. Barocas           10,000       $110,000 (3)        3,000            21,000            $48,000            $336,000
Christer A. Sjogren          20,000       $191,250 (4)        3,000            21,000            $48,000            $336,000

----------------------
(1) Based upon $16.00 per share, which was the last sale price of the Company's common stock as reported by Nasdaq on December 31, 1999.

(2) Based upon the difference between $20.65 per share with respect to 5,000 shares, and $20.00 per share with respect to 5,000 shares, which were the last sales prices on the respective dates of exercise as reported by Nasdaq, and the $15.375 per share exercise price.

(3) Based upon the difference between $20.00 per share, which was the last sale price on the date of exercise as reported by Nasdaq, and the $9.00 per share exercise price.

(4) Based upon the difference between $20.00 per share, which was the last sales price on the date of exercise as reported by Nasdaq, and the $11.875 exercise price with regard to 10,000 shares, and the $9.00 exercise price with regard to the other 10,000 shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected KMPG LLP as the independent public accountants to examine the financial statements of Quipp for 2000. In accordance with the resolution of the Board of Directors, this selection will be presented to the shareholders for ratification at the meeting. The firm of KMPG LLP has audited Quipp's financial statements annually since 1983. If the shareholders do not ratify the appointment of KPMG LLP, the selection of independent public accountants will be reconsidered by the Board of Directors. A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE APPOINTMENT OF KPMG
LLP.

                        FIVE YEAR PERFORMANCE COMPARISON

         The following line graph compares the yearly change in the cumulative total shareholder return on Quipp's common stock for the past five fiscal years with the cumulative total return of the Nasdaq Composite Index and the Dow Jones Factory Equipment Industry Group, described more fully below (the "Factory Equipment Group"). Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization.


                               [GRAPHIC OMITTED]


=================================================================================================================
               Index                 FY end      FY end        FY end         FY end       FY end       FY end
                                     1994         1995          1996          1997         1998          1999
-----------------------------------------------------------------------------------------------------------------
Quipp, Inc.                          $100.00      $150.00      $132.00     $234.96      $270.20     $   327.09
-----------------------------------------------------------------------------------------------------------------
Nasdaq Composite Index               $100.00      $139.92      $171.69     $208.83      $291.60     $   541.16
-----------------------------------------------------------------------------------------------------------------
Factory Equipment Group              $100.00      $131.86      $135.10     $153.50      $121.91     $   120.01
=================================================================================================================

         The Factory Equipment Group is not a "published industry or line-of-business index" as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Factory Equipment Group is considered a "peer index" and the identity of the issuers used in the index is as follows:
Baldwin Technology Inc. Class A, Bethlehem Corporation, Brown & Sharpe Manufacturing Co. Class A, Chicago Rivet & Machine Co., Farrel Corporation, Flow International Corp., Gardner Denver, Inc., Genesis Worldwide, Inc., Gleason Corporation, Gorman-Rupp Company, Hirsch International Corp. Class A, Hurco Companies Inc., Innovex Inc., Invivo Corporation, K-Tron International, Inc., Katy Industries, Inc., Key Technology Inc., Kulicke & Soffa Industries, Inc., Lynch Corporation, McClain Industries, Inc., Middleby Corporation, Milacron Inc., Moore Products Co., Paul Mueller Company, Nordson Corporation, Oilgear Company, Quipp Inc., Regal-Beloit Corp., Riviera

Tool Company, Sames Corporation, Secom General Corporation, Selas Corporation of America, SI Handling Systems, Inc., Speizman Industries Inc., L.S. Starrett Company, Summa Industries, Taylor Devices, Inc., Thermo Fibertek Inc., Thermo Terratech, Inc., Twin Disc Incorporated, and Utilx Corporation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Quipp's officers and directors and beneficial owners of more than ten percent of Quipp's common stock to file reports of ownership of Quipp's securities and changes in ownership with the Securities and Exchange Commission ("SEC"). Based on its review of Section 16(a) filings, Quipp believes that all filings required to be made during 1999 were made on a timely basis except as follows: Louis D. Kipp and Christer A. Sjogren each filed one late report covering three transactions. John L. Morgan filed his initial report of beneficial ownership after the applicable due date, did not properly file two reports covering an aggregate of at least four transactions (although the shares underlying these transactions were reflected in the aggregate holdings listed in his initial report of beneficial ownership) and did not file on a timely basis two other reports, each covering one transaction. Farnam Street Partners, L.P. did not file its initial ownership report on a timely basis.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         Any shareholder proposal to be presented at the 2001 Annual Meeting of Shareholders must be received by Quipp on or before December 5, 2000 in order to be included in the proxy statement relating to the meeting. If a shareholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the 2001 Annual Meeting of Shareholders, and the proposal is received by Quipp on or before February 18, 2001, Quipp will provide information in the proxy statement relating to that meeting as to the nature of the proposal and how persons named in the proxy solicited by the Board of Directors intend to exercise their discretion to vote on the matter. In addition, Quipp's Bylaws provide that any shareholder wishing to make a nomination for director must give Quipp notice no later than 21 days nor more than 50 days prior to the meeting. The notice must meet certain other requirements set forth in the Bylaws. Shareholders may request a copy of the Bylaws from the Secretary, Quipp, Inc., 4800 N.W. 157 Street, Miami, FL 33014-6434.

                             SOLICITATION OF PROXIES

         The expense of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company.

April 4, 2000

(front)



                                   QUIPP, INC.

                  Annual Meeting of Shareholders - May 2, 2000

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints RICHARD H. CAMPBELL and ANTHONY P. PERI, with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Quipp, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Quipp, Inc. to be held at the company offices at 4800 N.W. 157th Street, Miami, FL 33014-6434, at 10:00 A.M. Eastern Daylight Time on May 2, 2000 and any adjournment thereof, subject to the directions indicated on the reverse side.

         If no directions are given, the shares will be voted FOR the election of the listed nominees for director and FOR the proposal to ratify the appointment of KPMG LLP. This Proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF QUIPP, INC.

         Note: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

(reverse)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                   QUIPP, INC.

                                   May 2, 2000

               | Please Detach and Mail in the Envelope Provided |

A: [X]  Please mark your votes
        as in this example
                              WITHHELD
                  FOR ALL     FROM ALL
                  nominees     nominees

1.  Election of                            Nominees: Ralph M. Branca
    Directors       [ ]          [ ]                 Louis D. Kipp



[ ] FOR ALL EXCEPT the nominees indicated on the line immediately below




                                      FOR     AGAINST    ABSTAIN

2. Proposal  to ratify the            [ ]       [ ]        [ ]
   appointment of KPMG LLP
   as independent public
   accountants for 2000.

3. To vote on such other matters
   that may  properly come before the meeting.

Signature ________________  Signature________________  Date _______________ 2000



NOTE: Please sign this proxy exactly as name(s) appears thereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.